SECURITIES AND EXCHANGE COMMISSION
				       Washington, D.C.  20549

					      FORM 8-K


				          CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 30, 1999

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19674
(Commission File Number)

94-3283464
(IRS Employer Identification No.)

2260 Douglas Boulevard, Suite 280, Roseville, California  95661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (916) 772-
2221

Not Applicable
(Former name or former address, if changed since last report.)
 			INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events

		On March 30, 1999, WCI Acquisition Corporation, a
Minnesota corporation that is a wholly owned subsidiary of Waste
Connections, Inc., a Delaware corporation ("WCI"), merged into
Ritter's Sanitary Service, Inc., a Minnesota corporation ("Ritters"). The transaction was accounted for as a pooling-of-interests. The transaction was not an acquisition of a significant amount of assets that would be reportable
under Item 2 of Form 8-K.   Rather, WCI is voluntarily reporting herein
certain financial results covering at least 30 days of post-acquisition combined operations because of rules pertaining to pooling-of-interests accounting under Securities and Exchange Commission Accounting Series Release 135 ("Release 135").

One criteria for pooling-of-interests accounting is that the parties to the business combination must share in the combined risks and rights of the transaction. Release 135 provides that the required risk sharing will have occurred if no affiliate of either party to the merger transaction sells or otherwise disposes of any common stock received in the transaction until financial results covering at least 30 days of post-merger combined
operations have been published.   To satisfy this risk sharing requirement,
and thereby allow affiliates of either party of sell or otherwise dispose of WCI's common stock acquired in the merger, the consolidated summary income statement data of WCI are presented as follows for the one-month period and the four-month period ended April 30, 1999:


(in thousands, except 		For the one month 	For the four months
per share data)       		ended April 30, 1999	ended April 30, 1999

Revenues					$11,909			$42,792

Net income (loss)				$ 1,051			$<3,311>

Basic and diluted
net income (loss)
per share					 $ 0.06			$ <0.19>

The income statement data for the one-month period and the four-month period ended April 30, 1999 are derived from WCI's unaudited consolidated financial statements.

WCI is publishing 30 days of post-merger financial results for the combined company because of rules pertaining to pooling-of-interests accounting.
This is the first time that WCI has published a single month's results, and
WCI does not intend to continue publishing monthly results.   Management
cautions that fluctuations in monthly results are not necessarily the same as the trends that would be evident in quarterly reporting.


					SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						WASTE CONNECTIONS, INC.
						(Registrant)

Date:  May 7, 1999			By	/s/ Ronald J. Mittelstaedt
						Ronald J. Mittelstaedt
						President and Chief Executive
						Officer



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